Exhibit 99.1
Super Micro Computer, Inc. Announces 4th Quarter 2013 Financial Results
SAN JOSE, Calif., August 6, 2013 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced fourth quarter and full-year financial results for the fiscal year ended June 30, 2013.
Fiscal 4th Quarter Highlights

•	Quarterly net sales of $322.3 million, up 15.9% from the third quarter of fiscal year 2013 and up 16.8% from the same quarter of last year.

•	GAAP net income of $8.4 million, up 19.7% from the third quarter of fiscal year 2013 and up 52.9% from the same quarter of last year.

•	GAAP gross margin of 14.3%, up from 14.0% in the third quarter of fiscal year 2013 and down from 15.4% in the same quarter of last year.

•	Server solutions accounted for 47.4% of net sales compared with 41.8% in the third quarter of fiscal year 2013 and 44.6% in the same quarter of last year.

Net sales for the fourth quarter ended June 30, 2013 totaled $322.3 million, up 15.9% from $278.0 million in the third quarter of fiscal year 2013. No customer accounted for more than 10% of net sales during the quarter ended June 30, 2013.
GAAP net income for the fourth quarter of fiscal year 2013 was $8.4 million or $0.19 per diluted share, an increase of 52.9% from the net income of $5.5 million, or $0.12 per diluted share in the same period a year ago. Included in net income for the quarter is $2.7 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the fourth quarter was $11.3 million, or $0.26 per diluted share, compared to non-GAAP net income of $8.1 million, or $0.18 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income increased from the third quarter of fiscal year 2013 by $1.3 million or $0.03 per diluted share.
GAAP gross margin for the fourth quarter was 14.3% compared to 15.4% in the same period a year ago. Non-GAAP gross margin for the fourth quarter was 14.4% compared to 15.5% in the same period a year ago. GAAP gross margin and Non-GAAP gross margin for the third quarter of fiscal year 2013 were each 14.0% and 14.1%, respectively.
The Company's cash and cash equivalents and short and long term investments at June 30, 2013 were $95.7 million compared to $83.8 million at June 30, 2012. Free cash flow for the year ended June 30, 2013 was $8.6 million primarily due to a decrease in inventory for hard disk drives.
Fiscal Year 2013 Summary
Net sales for the fiscal year ended June 30, 2013 were $1,162.6 million, up 14.7% from $1,013.9 million for the fiscal year ended June 30, 2012. GAAP net income for fiscal year 2013 decreased to $21.3 million, or $0.48 per diluted share, a decrease of 28.7% from $29.9 million, or $0.67 per diluted share, for fiscal year 2012. Excluding $11.4 million of stock based-compensation expense and related tax effect, non-GAAP net income for the fiscal year 2013 was $32.2 million or $0.73 per diluted share, a decrease of 16.5% compared to $38.6 million or $0.86 per diluted share for fiscal year 2012.
Business Outlook & Management Commentary
The Company expects net sales of $295 million to $315 million for the first quarter of fiscal year 2014 ending September 30, 2014. The Company expects non-GAAP earnings per diluted share of approximately $0.17 to $0.23 for the first quarter.
“The fourth quarter was a record high for Supermicro with growth at 16.8% higher year over year and which again outpaced the industry's growth rate. Virtually all market segments delivered strong growth from our rackmount servers and especially our FatTwin line of servers to our storage, blade, GPU, MicroCloud and switches,” said Charles Liang, CEO and Chairman. “We start a new fiscal year with the strongest product lines in our history and with our global operations ready for growth. We believe that with this strong foundation we will continue our growth trend in fiscal 2014.”
It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.
Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 1-888-471-3843 (international callers dial 1-719-325-2472) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, August 20, 2013 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 1121163. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense for prior periods. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology innovation is a premier provider of advanced server Building Block Solutions® for Datacenter, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro’s advanced server Building Block Solutions® offers a vast array of modular, interoperable components for building energy-efficient, application-optimized computing solutions. This broad line of products includes servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage technologies, networking solutions and SuperRack® cabinets/accessories. Architecture innovations include Twin Architecture, SuperServer®, SuperBlade®, MicroCloud, Super Storage Bridge Bay (SBB), Double-Sided Storage™, Universal I/O (UIO) and WIO expansion technology all of which deliver unrivaled performance and value. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative by providing customers with the most energy-efficient, environmentally-friendly solutions available on the market. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.
Supermicro, SuperServer, SuperBlade, Building Block Solutions, SuperRack, Double-Sided Storage and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	June 30,	June 30,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$93,038	$80,826
Accounts receivable, net	149,340	102,014
Inventory	254,170	276,599
Deferred income taxes – current	15,786	12,638
Prepaid income taxes	4,039	3,478
Prepaid expenses and other current assets	6,819	6,357
Total current assets	523,192	481,912
Long-term investments	2,637	2,923
Property, plant and equipment, net	95,912	97,419
Deferred income taxes – noncurrent	7,275	3,459
Other assets	3,241	3,390
Total assets	$632,257	$589,103

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$172,855	$173,991
Accrued liabilities	34,122	30,401
Income taxes payable	6,049	2,754
Short-term debt and current portion of long-term debt	28,638	13,362
Total current liabilities	241,664	220,508
Long term debt-net of current portion	6,533	19,395
Other long-term liabilities	10,336	10,849
Total liabilities	258,533	250,752
Stockholders' equity:
Common stock and additional paid-in capital	157,712	143,806
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(69)	(76)
Retained earnings	217,930	196,651
Total Super Micro Computer Inc. stockholders' equity	373,543	338,351
Noncontrolling interest	181	—
Total liabilities and stockholders' equity	$632,257	$589,103

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
Net sales	$322,333	$275,896	$1,162,561	$1,013,874
Cost of sales	276,310	233,448	1,002,508	848,457
Gross profit	46,023	42,448	160,053	165,417
Operating expenses:
Research and development	19,557	17,580	75,208	64,223
Sales and marketing	8,361	9,391	33,785	33,308
General and administrative	5,677	6,285	23,902	21,872
Total operating expenses	33,595	33,256	132,895	119,403
Income from operations	12,428	9,192	27,158	46,014
Interest and other income, net	24	8	48	54
Interest expense	(161)	(161)	(610)	(717)
Income before income tax provision	12,291	9,039	26,596	45,351
Income tax provision	3,865	3,529	5,317	15,498
Net income	$8,426	$5,510	$21,279	$29,853
Net income per common share:
Basic	$0.20	$0.13	$0.50	$0.72
Diluted	$0.19	$0.12	$0.48	$0.67
Weighted-average shares used in calculation of net income per common share:
Basic (a)	42,267	41,535	41,992	40,890
Diluted (b)	43,918	44,738	43,907	44,152

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended		Fiscal Year Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
Cost of sales	$257	$192	$953	$783
Research and development	1,599	1,548	6,527	5,542
Sales and marketing	359	432	1,541	1,469
General and administrative	484	650	2,340	2,458

SUPER MICRO COMPUTER, INC
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Fiscal Year Ended June 30,
	2013	2012
OPERATING ACTIVITIES:
Net income	$21,279	$29,853
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	7,835	7,071
Stock-based compensation expense	11,361	10,252
Excess tax benefits from stock-based compensation	(865)	(2,047)
Allowance for doubtful accounts	929	217
Provision for inventory	9,725	8,579
Exchange gain	(153)	—
Deferred income taxes, net	(7,010)	(3,137)
Changes in operating assets and liabilities:
Accounts receivable, net	(48,255)	(17,226)
Inventory	12,704	(92,467)
Prepaid expenses and other assets	(67)	(1,656)
Accounts payable	(2,208)	61,336
Income taxes payable, net	4,490	8,968
Accrued liabilities	4,384	4,967
Other long-term liabilities	(566)	1,757
Net cash provided by operating activities	13,583	16,467

INVESTING ACTIVITIES:
Proceeds from investments	300	2,475
Purchases of property, plant and equipment	(5,001)	(24,862)
Restricted cash	(412)	(32)
Investment in a privately held company	—	(168)
Land deposit refund	—	2,868
Net cash used in investing activities	(5,113)	(19,719)

FINANCING ACTIVITIES:
Proceeds from debt	20,641	33,696
Repayment of debt	(18,073)	(28,949)
Proceeds from exercise of stock options	1,845	8,549
Excess tax benefits from stock-based compensation	865	2,047
Payment of obligations under capital leases	(40)	(35)
Payments under receivable financing arrangements	(610)	(382)
Contribution from noncontrolling interests	168	—
Minimum tax withholding paid on behalf of employees for restricted stock awards	(1,034)	(1,109)
Net cash provided by financing activities	3,762	13,817
Effect of exchange rate fluctuations on cash	(20)	318
Net increase in cash and cash equivalents	12,212	10,883
Cash and cash equivalents at beginning of year	80,826	69,943
Cash and cash equivalents at end of year	93,038	80,826
Supplemental disclosure of cash flow information:
Cash paid for interest	718	621
Cash paid for taxes, net of refunds	8,074	8,455
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	1,871	797

Deposit applied to property acquisition	—	5,867
Equipment purchased under capital leases	85	7

SUPER MICRO COMPUTER, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
GAAP GROSS PROFIT	$46,023	$42,448	$160,053	$165,417
Add back stock-based compensation (c)	257	192	953	783
Non-GAAP GROSS PROFIT	$46,280	$42,640	$161,006	$166,200

GAAP GROSS MARGIN	14.3%	15.4%	13.8%	16.3%
Add back stock-based compensation (c)	0.1%	0.1%	0.0%	0.1%
Non-GAAP GROSS MARGIN	14.4%	15.5%	13.8%	16.4%

GAAP INCOME FROM OPERATIONS	$12,428	$9,192	$27,158	$46,014
Add back stock-based compensation (c)	2,699	2,822	11,361	10,252
Non-GAAP INCOME FROM OPERATIONS	$15,127	$12,014	$38,519	$56,266

GAAP NET INCOME	$8,426	$5,510	$21,279	$29,853
Add back stock-based compensation (c)	2,699	2,822	11,361	10,252
Add back adjustments to tax benefit (provision) (d)	167	(219)	(440)	(1,532)
Non-GAAP NET INCOME	$11,292	$8,113	$32,200	$38,573

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.20	$0.13	$0.50	$0.72
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.07	0.06	0.26	0.21
Non-GAAP NET INCOME PER COMMON SHARE – BASIC (e)	$0.27	$0.19	$0.76	$0.93

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.19	$0.12	$0.48	$0.67
Add back stock-based compensation and adjustments to tax provision (c) (d)	0.07	0.06	0.25	0.19
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (f)	$0.26	$0.18	$0.73	$0.86

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP (g)	42,267	41,535	41,992	40,890
BASIC - Non-GAAP (h)	42,447	41,896	42,202	41,278

DILUTED – GAAP (g)	43,918	44,738	43,907	44,152
DILUTED - Non-GAAP (h)	44,171	45,548	44,256	45,008

(a) Approximately $36,000 and $106,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three months and fiscal year ended June 30, 2013, respectively, and approximately $48,000 and $280,000 for the three months and fiscal year ended June 30, 2012, respectively.
(b) Approximately $34,000 and $101,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three months and fiscal year ended June 30, 2013, respectively, and approximately $44,000 and $260,000 for the three months and fiscal year ended June 30, 2012, respectively.
(c) Amortization of ASC Topic 718 stock-based compensation for the three months and fiscal year ended June 30, 2013 and 2012.
(d) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 24.7% and 15.2% for the three months and fiscal year ended June 30, 2013, respectively, and 31.6% and 30.6% for the three months and fiscal year ended June 30, 2012, respectively.
(e) Approximately $48,000 and $160,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three months and fiscal year ended June 30, 2013, respectively, and approximately $70,000 and $362,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three months and fiscal year ended June 30, 2012, respectively.
(f) Approximately $46,000 and $153,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three months and fiscal year ended June 30, 2013, respectively, and approximately $64,000 and $332,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three months and fiscal year ended June 30, 2012, respectively.
(g) 180,487 and 210,041 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three months and fiscal year ended June 30, 2013, respectively. 361,936 and 387,428 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three months and fiscal year ended June 30, 2012, respectively.
(h) 180,487 and 210,041 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per common share for the three months and fiscal year ended June 30, 2013, respectively. 361,936 and 387,428 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per common share for the three months and fiscal year ended June 30, 2012, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F